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                                                                    EXHIBIT 3.11

                                     FORM OF

                      ARTICLES OF AMENDMENT AND RESTATEMENT
                                 OF THE CHARTER

                                       OF

                     SERVICE AMERICA CONCESSIONS CORPORATION

                  Service America Concessions Corporation (the "Corporation"), a corporation organized and existing under the laws of the State of Maryland desires to amend and restate its charter as currently in effect.

                  These Articles of Amendment and Restatement of the Charter of the Corporation were advised and approved by a majority of the Board of Directors of the Corporation and approved by the stockholders of the Corporation.

                  The provisions set forth in these Articles of Amendment and Restatement of the Charter are all the provisions of the Charter of the Corporation currently in effect.

                  These Articles of Amendment and Restatement of the Charter, which further restate and amend the charter of the Corporation, as heretofore amended and restated, have been duly adopted in accordance with Section 2-609 of the General Corporation Law of the State of Maryland. The Corporation has received payment for its stock.

                  The charter of the Corporation, as heretofore amended and restated, is hereby further amended and restated to read in its entirety as follows:

                  FIRST: The name of the Corporation is Service America Concessions Corporation. The current address of the principal office of the Corporation within the State of Maryland is ________________.

                  SECOND: The registered agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202.

                  THIRD: The purposes of the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Maryland ("MGCL").

                  FOURTH: (1) The total number of shares of stock which the Corporation shall have authority to issue is 100, consisting of 100 shares of Common Stock, par value $0.01 per share ("Common Stock"). The number of authorized shares of the Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon.

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         (2) (a) Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote.

         (b) Subject to applicable law, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors in its discretion shall determine.

         (c) Upon the dissolution, liquidation or winding up of the Corporation, the holders of the Common Stock, as such, shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

                  FIFTH: The Board of Directors shall be authorized to make, amend, alter, change, add to or repeal the By-Laws of the Corporation without a stockholder vote in any manner not inconsistent with the laws of the State of Maryland or these Articles of Amendment and Restatement of the Charter, subject to the power of the stockholders entitled to vote to amend, alter, change, add to or repeal the By-Laws made by the Board of Directors. Notwithstanding anything contained in these Articles of Amendment and Restatement of the Charter to the contrary, the affirmative vote of the holders of at least a majority in voting power of all the shares of the Corporation entitled to vote generally in the election of directors shall be required in order for the stockholders to amend, alter, change, add to or repeal the By-Laws of the Corporation.

                  SIXTH: (1) To the fullest extent permitted by the laws of the State of Maryland:

                  (a) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding") (other than an action by or in the right of the Corporation in which the indemnitee (as hereinafter defined) shall have been adjudged to be liable to the Corporation), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or an officer of the Corporation or, while a director of the Corporation, is or was serving at the request of the Corporation as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the MGCL, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in the By-Laws of the Corporation with respect to proceedings to enforce rights to indemnification and "advancement of expenses" (as defined below), the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

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                  (b)      In addition to the right to indemnification conferred
in this Article Sixth, Section (1), an indemnitee shall also have the right to be paid by the Corporation the reasonable expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the MGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer shall be made only upon delivery to the Corporation of: (i) a written affirmation by the indemnitee of the indemnitee's good faith belief that he or she has met the standard of conduct set forth in the MGCL; and (ii) a written undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Article Sixth or otherwise.

                  (2) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding, or (ii) to the extent that it is proved that the person actually received an improper personal benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received. Any repeal or modification of this Article Sixth, Section (2) shall be prospective only, and shall not adversely affect any elimination or limitation of the personal liability of a director of the Corporation in respect of any act or omission occurring prior to the time of such repeal or modification. If the MGCL is amended after the effective date of these Articles of Amendment and Restatement of the Charter to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the MGCL, as so amended.

                  SEVENTH: The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of at least one (1) director, the exact number of directors to be determined from time to time by resolution adopted by an affirmative vote of a majority of the Board of Directors. A director shall hold office until the next annual meeting of stockholders and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any newly created directorship on the Board of Directors that results from an increase in the number of directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director for a term which shall expire at the next annual meeting of stockholders and until a successor is elected and shall qualify. A vote by the holders of a plurality of the votes cast by holders of shares present in person or represented by proxy and entitled to vote thereon shall be required to fill any vacancy not resulting from an increase in the number of directors, and any director so elected shall have the same remaining term as that of his predecessor. The number of directors may be decreased but in no case shall a decrease in the number of directors remove or shorten the term of any incumbent director. Directors may be removed with or without cause, and only by the affirmative vote of at least a majority in voting power of all shares of the Corporation entitled to vote generally in the election of directors.

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         (2)      The number of directors constituting the Board of Directors is
__ and the names of the persons who serve as a director are _______________,
_________________and ____________________.

                  EIGHTH: Any action required or permitted to be taken by the holders of the Common Stock of the Corporation may be effected at a duly called annual or special meeting of such holders or may be taken without a meeting if a consent in writing setting forth the action so taken is signed by the holders of all the shares entitled to vote with respect to the action that is the subject of the consent. Except as otherwise required by law, special meetings of stockholders of the Corporation may be called only by (i) the Chairman of the Board of Directors of the Corporation or by the Board of Directors pursuant to a resolution approved by the Board of Directors, (ii) the President of the Corporation, or (iii) by the Board of Directors upon a written request by the holders of at least 25% in voting power of all shares of the Corporation entitled to vote at such meeting. The Board of Directors has the sole power to choose the date, time and place of special meetings of stockholders. The books of the Corporation may be kept outside the State of Maryland at such place or places as may be designated by the Board of Directors or in the By-Laws of the Corporation, provided, however, that the original or a certified copy of the By Laws of the Corporation, including any amendments to them, shall be kept at the Corporation's principal office.

                  NINTH: The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business.

                  TENTH: Notwithstanding anything contained in these Articles of Amendment and Restatement of the Charter to the contrary, the affirmative vote of the holders of at least two-thirds in voting power of all the shares of the Corporation entitled to vote generally in the election of directors shall be required to alter, amend or repeal Article Fifth, Article Sixth, Article Seventh, Article Eighth, Article Ninth or this Article Tenth or to adopt any provision inconsistent therewith.

                  ELEVENTH: The affirmative vote of two-thirds of: (1) all votes entitled to be cast; and (2) the members of the Board of Directors in office shall be required to approve any merger, any sale of all or substantially all of the assets of the Corporation, any liquidation of the Corporation or the filing by the Corporation of a voluntary petition in bankruptcy."

                  The undersigned Chairman of the Board of Directors acknowledges these Articles of Amendment and Restatement of the Charter to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned Chairman of the Board of Directors acknowledges to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

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                  IN WITNESS WHEREOF, SERVICE AMERICA CONCESSIONS CORPORATION
has caused its corporate seal to be hereunto affixed and these Articles of Amendment and Restatement of the Charter to be signed by John T. Dee, Chairman of the Board of Directors and attested to by its Vice President, General Counsel and Secretary on this ____ day of ________, 2003.

                                   SERVICE AMERICA CONCESSIONS
                                   CORPORATION

(seal)

                                   By:_______________________________________
                                      Name:  John T. Dee
                                      Title: Chairman of the Board of Directors

ATTEST:

_____________________________________
Janet L. Steinmayer
Vice President, General Counsel and Secretary